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Exhibit 99.01

Board of Directors
Milestone Properties, Inc.

Gentlemen:

         I hereby consent to my being named as a nominee for director of Milestone Properties, Inc. (the "Company") in the Company's Form 10-K/A and to serve as a director of the Company if so elected.

                                            Very truly yours,


                                             /s/ Harvey Shore
                                             ----------------
                                             Harvey Shore

                                             April 29, 1999